Exhibit 10.1

FIFTH AMENDMENT TO EMPLOYMENT AND

NON-SOLICITATION AGREEMENT

THIS FIFTH AMENDMENT TO EMPLOYMENT AND NON-SOLICITATION AGREEMENT (“Fifth Amendment”), dated this 11th day of May, 2020, is entered into by and between DELTA APPAREL, INC., a Georgia corporation (“Company”), and Robert W. Humphreys, a South Carolina resident (“Executive”).

WHEREAS, Executive and the Company entered into an Employment and Non-Solicitation Agreement, dated June 10, 2009 (as at any time amended, restated, modified, or supplemented, the “Agreement”), providing for the terms of Executive's employment with the Company. The Company and Executive desire to amend the Agreement as hereinafter set forth.

NOW, THEREFORE, in consideration of the mutual covenants set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.    Section 2(b) of the Agreement is hereby amended and restated in its entirety as follows:

(b) Incentive Bonus. During the term of Executive’s employment with the Company pursuant to this Agreement, Executive shall be entitled to participate in the Company’s Short-Term Incentive Compensation Plan as in effect from time to time. The Executive’s Short-Term Incentive Compensation base during fiscal year 2020 is $650,000 and will be a minimum of $650,000 during fiscal years 2021 and 2022. Calculation of the Executive’s Short-Term Incentive Compensation will be the same as approved annually by the Board of Directors for the Delta Apparel, Inc. Short-Term Incentive Compensation Plan participants. The maximum payout to the Executive from the Short-Term Incentive Compensation Plan is $1,500,000 for any single fiscal year. Any cash compensation payable under this paragraph shall be referred to as “Incentive Compensation” in this Agreement.

2.    Section 2(c) of the Agreement is hereby amended and restated in its entirety as follows:

(c) Performance and Restricted Stock Units. During the remaining portion of the term of Executive's employment with the Company pursuant to this Agreement, Executive will participate in the Delta Apparel, Inc. 2020 Stock Plan (“Plan”).

Previously Granted Fiscal Year 2020 Performance Units. The Compensation Committee, in its discretion, will determine appropriate adjustments to fiscal year 2020 results in consideration of the impact of the global Coronavirus pandemic for all previously granted and outstanding Performance Unit Awards for all recipients.

Fiscal Year 2021 & 2022 Restricted Stock Units. Pursuant to the terms of the Plan, Executive will receive a grant of 100,000 Restricted Stock Units, with 50,000 of such Restricted Stock Units eligible to vest upon the filing of the Company's Annual Report on Form 10-K with the SEC for each of the Company's fiscal years 2021 and 2022, based solely on service through the end of the applicable fiscal year. This grant will be provided under and subject to the Plan and to the separate terms of a Restricted Stock Unit Award Agreement between the Executive and the Company. Pursuant to the Restricted Stock Unit Award Agreement, grants are based solely on service requirements, and 50,000 Restricted Stock Units shall vest on the date the Company files with the SEC its annual report on Form 10-K for fiscal year ending October 2, 2021, and an additional 50,000 Restricted Stock Units shall vest on the date the Company files with the SEC its annual report on Form 10-K for fiscal year ending October 1, 2022.

With respect to any such Restricted Stock Units that vest upon the filing of the Company's Annual Report on Form 10-K with the SEC for fiscal years 2021 and 2022, Executive will receive shares of Company stock equal to the value of the aggregate number of such Restricted Stock Units.

Any conflict or inconsistency between this Agreement and the terms of any Restricted Stock Unit Award Agreement or Plan will be governed by the terms of the applicable Restricted Stock Unit Award Agreement or Plan.

In the event that Executive's employment is terminated by the Company other than for Cause as defined in Section 4(b) of the Agreement, the full award will be made for the fiscal year in which the Executive's employment is terminated.

3.    Section 3 of the Agreement is hereby amended and restated in its entirety as follows:

3. Term. Unless sooner terminated pursuant to Section 4 of this Agreement, and subject to the provisions of Section 5 and Section 6 hereof, the term of this Agreement (the "Term") shall commence as of the first day of fiscal year 2010 and shall continue until the date of the filing with the Securities and Exchange Commission of the Company's Form 10-K for fiscal year 2022.

Except as otherwise provided in this Fifth Amendment, the Agreement will continue as provided therein for the remaining term of the Agreement.

IN WITNESS WHEREOF, the parties have executed this Fifth Amendment as of the date first above written.

DELTA APPAREL, INC.

By: /s/ S. Lauren Satterfield

Name: S. Lauren Satterfield

Title: Deputy General Counsel and Assistant Secretary

“Executive”

/s/ Robert W. Humphreys

Name: Robert W. Humphreys

Title: Chairman of the Board of Directors and Chief Executive Officer